                                                                   Exhibit 1.1



                        21ST CENTURY TELECOM GROUP, INC.
     $200,000,000 (Gross Proceeds) 12 1/4% Senior Discount Notes Due 2008

                     $50,000,000 Representing 50,000 Units
                                 consisting of
       13 3/4 % Senior Cumulative Exchangeable Preferred Stock Due 2010
                                      and
              Warrants to Purchase 438,870 Shares of Common Stock


                               PURCHASE AGREEMENT
                               ------------------


                                                                February 2, 1998


Credit Suisse First Boston Corporation
BancAmerica Robertson Stephens
BancBoston Securities Inc.
 c/o Credit Suisse First Boston Corporation
   Eleven Madison Avenue
    New York, N.Y. 10010-3629


Dear Sirs:

     1. Introductory. 21st Century Telecom Group, Inc., an Illinois corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S. $200,000,000 (Gross Proceeds) in aggregate initial principal amount of its 12 1/4% Senior Discount Notes Due 2008 (the "Notes") with a principal amount at maturity of $363,135,000 and 50,000 Units (the "Units"), each Unit consisting of one share of its 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 (the "Exchangeable Preferred Stock") and one Warrant (each, a "Warrant") to purchase 8.7774 shares of common stock, no par value (the "Common Stock") of the Company at an exercise price of $.01 per share. The Company may, at its option (on any scheduled dividend payment date) exchange all but not less than all the shares of Exchangeable Preferred Stock then outstanding for the Company's 13 3/4% Subordinated
Exchange Debentures Due 2010 (the "Exchange Debentures"). The Notes and the Units are collectively referred to herein as the "Offered Securities" and are offered on a private placement basis pursuant to the exemption provided by
Section 4(2) and Regulation S of the United States Securities Act of 1933 (the "Securities Act"). The Notes are to be issued under an indenture dated as of February 1, 1998 (the "Notes Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Notes Trustee"). The Exchangeable Preferred Stock will be issued pursuant to an amendment to the Articles of Incorporation of the Company (the "Amended Charter"). Boston EquiServe Trust Company shall act as transfer agent (the "Transfer Agent") for the

Exchangeable Preferred Stock. The Exchange Debentures, if issued, will be issued under the Exchange Indenture dated as of February 1, 1998 (the "Exchange Indenture" and, together with the Notes Indenture, the "Indentures"), between the Company and State Street Bank and Trust Company, as trustee (the "Exchange Debenture Trustee"and, together with the Notes Trustee, the "Trustees"). The Warrants will be issued pursuant to a warrant agreement dated as of February 1, 1998 (the "Warrant Agreement") between the Company and Boston EquiServe Trust Company, as warrant agent (the "Warrant Agent").

     Holders of the Notes and the Exchangeable Preferred Stock will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement") dated the date hereof, among the Company and the Purchasers.

     This Agreement, the Indentures, the Amended and Restated Charter, the Warrant Agreement and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents."

     The Company hereby agrees with the several Purchasers as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

     (a) A preliminary offering circular and an offering circular relating to the Offered Securities have been prepared by the Company. Such preliminary offering circular and offering circular, as both are supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

     (b) The Exchangeable Preferred Stock has been duly authorized and, when the shares of Exchangeable Preferred Stock have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such shares of Exchangeable Preferred Stock will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Document; shares of Exchangeable Preferred Stock have been duly and validly authorized and reserved for issuance upon payment of dividends on the Exchangeable Preferred Stock in additional shares of Exchangeable Preferred Stock and when so issued will be fully paid and nonassessable; the issuance of any shares of Exchangeable Preferred Stock is not subject to preemptive or other similar rights.

     (c) The Notes Indenture has been duly authorized; the Notes have been duly authorized; on the Closing Date, the Notes Indenture will have been duly executed and delivered by the Company; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, such Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and will be entitled to the benefits of the Notes Indenture, and the Notes Indenture and such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

     (d) The Exchange Indenture has been duly authorized; the Exchange Debentures have been duly authorized; on the Closing Date, the Exchange Indenture will have been duly executed and delivered by the Company; and if and when the Exchange Debentures are delivered and paid for pursuant to this Agreement, such Exchange Debentures will be duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and will be entitled to the benefits of the Exchange Indenture, and the Exchange Indenture and such Exchange Debentures will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

     (e) The Warrant Agreement has been duly authorized by the Company; the Warrants have been duly authorized by the Company; on the Closing Date, the Warrant Agreement will have been duly executed and delivered by the Company; and when the Warrants are delivered and paid for pursuant to this Agreement on the Closing Date, such Warrants will conform to the description thereof contained in the Offering Document and the Warrant Agreement and the Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (f) When the Warrants are delivered and paid for pursuant to this Agreement on the Closing Date, such Warrants will be convertible into the shares of Common Stock, no par value ("Underlying Shares") of the Company in accordance with the terms of the Warrant Agreement; the Underlying Shares initially issuable upon conversion of such Warrants have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Document; and the holders of capital stock of the Company or instruments convertible into or exercisable for shares of capital stock of the Company have no preemptive rights or rights to have "anti-dilution" or similar adjustments made in connection with the issuance of the Warrants or the Underlying Shares.

     (g) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and conforms to the description thereof contained in the Offering Document. Assuming the due authorization, execution and delivery thereof by all parties other than the Company , the Registration Rights Agreement constitutes a valid and legally binding obligation of the Company, and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

     (h) Each of the Company and its subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

     (i) All the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly or indirectly, by the Company; and the capital stock of each subsidiary is owned free from liens, encumbrances and defects.

     (j) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by the Operative Documents.

     (k) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents or for the execution, delivery and performance by the Company of any of the Operative Documents, other than those that have been obtained or made, or as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Offered Securities.

     (l) The execution, delivery and performance by the Company of the Operative Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of (I) any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (II) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (III) the charter or by-laws or other organizational documents of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

     (m) This Agreement has been duly authorized, executed and delivered by the Company.

     (n) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by each of them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (o) The Company and its subsidiaries possess adequate certificates, authorities, franchises or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by each of them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, franchise or permit.

     (p) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (q) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by each of them, or presently utilized by each of them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (r) Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

     (s) There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under any of the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

     (t) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

     (u) Since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (v) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (as amended, the "Investment Company Act"), and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

     (w) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any of the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     (x) The offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S; and it is not necessary to qualify an indenture in respect of the Notes or the Exchange Debentures under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     (y) None of the Company, any of its affiliates and any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as any of the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

     (z) The proceeds to the Company from the offering of the Offered Securities will be used as described in the Offering Document.

     (aa) The Company and its subsidiaries are, and will remain, in compliance in all material respects with the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Communications Act"), with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC") and with all other applicable Federal and state laws and regulations.

     (bb) The Company is in compliance with its obligations under the pole attachment agreements with Commonwealth Edison Company and a subsidiary of Ameritech Corporation and the attachment agreement with the Chicago Transit Authority.

     (cc) The Company and its subsidiaries are, and will remain, in compliance in all material respects with all material terms and conditions of each license, franchise and other governmental authorization.

     (dd) All licenses, franchises and other governmental authorization are currently valid and in full force and effect, and there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, or of any other proceedings (other than proceedings relating to the telecommunications industry generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the licenses, franchises or other governmental authorization.

     (ee) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any license, franchise or other governmental authorization or
(ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Company or any of its subsidiaries thereunder.

     (ff) The Company and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act pertaining to the licenses, franchises and other governmental authorization.

     (gg) There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S in the Company's debt securities, the Exchangeable Preferred Stock or any security of the same class or series as the Exchangeable Preferred Stock or in the Common Stock to be purchased upon exercise of the Warrants.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, (i) Notes having an aggregate principal amount at maturity set forth opposite the name of such Purchaser on Schedule A hereto at a purchase price of 51.5759 of the principal amount at maturity thereof plus accrual of Accreted Value, if any, from February 9, 1998 to the Closing Date, and (ii) the number of Units set forth opposite the name of such Purchasers on Schedule A hereto at a purchase price of $965 per Unit plus accumulated dividends, if any, from February 9, 1998 to the Closing Date.

     The Company will deliver against payment of the purchase price the Notes and the Units in the form of one or more permanent global Notes and one or more global Units (each of which will consist of one or more global certificates for shares of Exchangeable Preferred Stock and one or more global Warrants) in definitive form (collectively, the "Global Securities") which will be deposited with the applicable Trustee or Transfer Agent, as the case may be, as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same-day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company, at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475 at 10:00 A.M. (New York time), on February 9,

1998, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date," against delivery to the applicable Trustee or Transfer Agent, as the case may be, as custodian for DTC of the applicable Global Securities representing in the aggregate all the Offered Securities. The Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except to "qualified institutional buyers" in reliance on Rule 144A ("Rule 144A") under the Securities Act, and to certain persons in offshore transactions in reliance on Regulation S. Each Purchaser severally represents and agrees that it will not offer, sell or deliver the Offered Securities as part of its distribution at any time within the United States or to, or for the account or benefit of, United States persons, except to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act, and to certain persons in offshore transactions in reliance on Regulation S. Terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

     (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and
(iii) it has only issued or passed on and will only issue or pass on in the

United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

     (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance.
Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (b) The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Company will furnish to CSFBC on the Closing Date four copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

     (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

     (d) During the period of ten years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report, notice or communication sent to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

     (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

     (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act.

     (h) The Company will pay all expenses incidental to the performance of its obligations under the Operative Documents, including (i) the fees and expenses of the Trustees, the Transfer Agent, the Warrant Agent and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market of the Nasdaq Stock Market, Inc. and any expenses incidental thereto; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of any of the Offered Securities; and (vi) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will reimburse the Purchasers, to the extent incurred by them, for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

     (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of their affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     (j) For a period of 180 days after the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, in a public offering or a private placement, (a) any United States dollar-denominated debt securities (exclusive of bank borrowings and purchase money indebtedness) issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, (b) any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company or warrants or other rights to purchase shares of Common Stock of the Company, (c) any preferred stock or any other securities of the Company having terms which are substantially similar to the Exchangeable Preferred Stock, or (d) any other securities which are convertible into, or exercisable or exchangeable for, preferred stock or such substantially similar securities of the Company, without the prior written consent of CSFBC, or publicly disclose the intention to make any such offer, sale, pledge or disposition, except the offer, sale, contract to sell, or other disposition of
(i) the Offered Securities, (ii) the Exchange Debentures issued or delivered upon exchange of the Exchangeable Preferred Stock, (iii) securities issued or delivered upon conversion, exchange or exercise of any other securities of the Company outstanding on the date of the Offering Document, (iv) capital stock and options of the Company issued pursuant to benefit or incentive plans maintained for its officers, directors, employees or persons providing services to the Company, or (v) securities issued in connection with mergers, acquisitions or similar transactions. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Arthur Anderson LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Company set forth in the Offering Document.

     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of any of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Purchasers, including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities or preferred stock of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

     (c) The Purchasers shall have received an opinion, dated the Closing Date, of Piper & Marbury LLP (or Neal Gerber & Eisenberg), counsel for the Company, that:

          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Illinois, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

          (ii) Each of the Indentures, the Warrant Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the descriptions thereof contained in the Offering Document; the Notes have been duly authorized, executed, authenticated, issued and delivered and conform to the description thereof contained in the Offering Document; and the Indentures, the Warrant Agreement, the Registration Rights Agreement and the Notes constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (iii) The Warrants are convertible into Common Stock of the Company in accordance with the terms of the Warrant Agreement, the shares of such Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the Capital Stock of the Company conforms to the description thereof contained in the Offering Document; and the holders of capital stock of the Company or instruments convertible into or exercisable for shares of capital stock of the Company have no preemptive rights or rights to have "anti-dilution" or similar adjustments made in connection with the issuance of the Warrants or the Common Stock;

          (iv) The Exchangeable Preferred Stock has been duly authorized and validly issued, is fully paid and nonassessable and conforms to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Common Stock;

          (v) No consent, approval, authorization or order of, or filing with, any U.S. Federal, New York or Illinois governmental agency or body or any court is required for the execution, delivery and performance of the Operative Documents by the respective parties thereto or for the consummation of the transactions contemplated by the Operative Documents by the Company, except those that have been obtained and except such as may be required under state securities laws and other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement;

          (vi) The execution, delivery and performance of the Operative Documents and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any U.S. Federal, New York or Illinois governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws (or other organizational documents) of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

          (vii) Such counsel has no reason to believe that the Offering Document, or any amendment or supplement thereto, as of the date hereof and as of such the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Offering Document of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document;

          (viii) This Agreement has been duly authorized, executed and delivered by the Company;

          (ix) It is not necessary in connection with (A) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (B) the initial resales of the Offered Securities by the several Purchasers in the manner contemplated hereby to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act;

          (x) The description under the heading "Legislation and Regulation" in the Offering Document constitutes a fair summary of the information contained therein;

          (xi) To the best of such counsel's knowledge, the Company is in compliance with its obligations under the pole attachment agreements with Commonwealth Edison Company and a subsidiary of Ameritech Corporation and the attachment agreement with the Chicago Transit Authority;

          (xii) To the best of such counsel's knowledge, the Company and its subsidiaries are in compliance in all material respects with the Communications Act, with all applicable rules, regulations and policies of the FCC and with all other applicable Federal and state laws and regulations;

          (xiii) To the best of such counsel's knowledge, the Company and its subsidiaries are in compliance in all material respects with all material terms and conditions of each license, franchise and other governmental authorization;

          (xiv) To the best of such counsel's knowledge, the licenses, franchises and other governmental authorization of the Company and its subsidiaries are currently valid and in full force and effect, and there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, or of any other proceedings (other than proceedings relating to the telecommunications industry generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the licenses, franchises or other governmental authorization;

          (xv) To the best of such counsel's knowledge, no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any license, franchise or other governmental authorization or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Company or any of its subsidiaries thereunder; and

          (xvi) To the best of such counsel's knowledge, the Company and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act pertaining to the licenses, franchises and other governmental authorization.

     (d) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the initial resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore may rely as to the incorporation of the Company and all other matters governed by Illinois law upon the opinion of Neal Gerber & Eisenberg.

     (e) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated by the Offering Document or as described in such certificate.

     (f) The issuance and sale of the Notes and the Units by the Company shall have been consummated concurrently in accordance with the terms of this Agreement and the description thereof in the Offering Document.

     (g) The Purchasers shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

     (h) The Company shall have filed with the Secretary of State of the State of Illinois the Amended and Restated Charter.

     (i) The Purchasers shall have received, on the Closing Date, four copies of the Offering Document signed by a duly authorized officer of the Company, one of which includes the independent accountants' reports therein manually signed by such independent accountants.

     (j) The Company shall have a commitment for $50 million from one or more banks on the Closing Date on the terms existing on the date of execution of this Agreement or other terms agreed to by the Purchasers.

     (k) The Company and the Purchasers shall have executed the Registration Rights Agreement.

     (l) The Purchasers shall be reasonably satisfied that, as of the Closing Date, all holders of equity securities of the Company who are entitled to anti-dilution protection under such securities in the event of the issuance of securities such as the Warrants shall have waived such rights.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

     (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legend concerning over-allotments and stabilizing on the inside front cover page and the final sentence of the second paragraph and the eighth and ninth paragraphs under the caption "Plan of Distribution".

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase any Offered Securities hereunder and the aggregate percentage of all such Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10%, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate percentage of all such Offered Securities with respect to which such default or defaults occur exceeds 10% and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect . If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telecopied and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department-Transactions Advisory Group, telephone: (212) 325-2107, telecopy: (212) 325-8278 or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at:

          21st Century Telecom Group, Inc.
          World Trade Center - Chicago
          350 N Orleans, Suite 600
          Chicago, Illinois 60654
          Attention:  Chief Financial Officer
          Telephone:  (312) 470-2100
          Telecopy:    (312) 470-2111

     with copies to:

          Piper & Marbury LLP
          1200 Nineteenth Street, N.W.
          Washington, D.C. 20036-2430
          Attention:  Edward M. Martin, Jr.
          Telephone:  (202) 861-6315
          Telecopy:    (202) 223-2085

provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. Successors. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second sentence of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Representation of Purchasers. In connection with this purchase, any action taken by Credit Suisse First Boston Corporation as representative of the Purchasers will be binding upon all Purchasers.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.



                         Very truly yours,

                              21ST CENTURY TELECOM GROUP,     INC.


                         By:__________/S/ Ronald D. Webster_________
                            Name:   Ronald D. Webster
                            Title:  CFO


The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
BANKAMERICA ROBERTSON STEPHENS
BANCBOSTON SECURITIES INC.

By:  CREDIT SUISSE FIRST BOSTON CORPORATION


  By:______/S/Kaukab Chaundry________
     Name:  Kaukab Chaundry
     Title: Director

                                   Schedule A




                                               Principal Amount at
                                                Maturity of Senior
Purchaser                                        Discount Notes                  Number of Units
---------                                      -------------------               --------------
-----------------------------------------------------------------------------------------------------
Credit Suisse First Boston Corporation              $236,039,000                      32,500
-----------------------------------------------------------------------------------------------------
BancAmerica Robertson Stephens                        63,548,000                       8,750
-----------------------------------------------------------------------------------------------------
BancBoston Securities Inc.                            63,548,000                       8,750
                                                    ------------                      ------
-----------------------------------------------------------------------------------------------------
                                                    $363,135,000                      50,000
                                                    ============                      ======